UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Joint Development and License Agreement

On December 18, 2014, Sorrento Therapeutics, Inc. (the “Company”) entered into a Joint Development and License Agreement (the “Development and License Agreement”) with Conkwest Incorporated, a Delaware corporation (“Conkwest”) pursuant to which, among other things, the Company and Conkwest agreed to exclusively collaborate on research, development and commercialization with respect to certain technologies and intellectual property rights of the parties for the purpose of jointly developing tissue targeting moiety-modified proprietary effector cell lines for therapeutic applications. The technology and intellectual property rights subject to the Development and License Agreement include: (1) Conkwest’s (a) proprietary natural killer cell line known as the NK-92 wild type cell line (the “Conkwest Cell Line”) and know-how, patents and other intellectual property rights pertaining thereto, (b) Good Manufacturing Practices (“GMP”)-certified Conkwest Cell Line, and (c) then-current Good Laboratory Practices and GMP unmodified Conkwest Cell Line (subsections (a) through (c), collectively, the “Conkwest Rights”); and (2) certain of the Company’s proprietary tissue targeting moiety, including, but not limited to, chimeric antigen receptors and their corresponding genetic sequences, and the Company’s know-how, certain patents and other intellectual property rights (collectively, the “Company Rights”).

Pursuant to the terms of the Development and License Agreement, the Company agreed to make a research credit payment to Conkwest in the aggregate amount of $2,000,000, reduced for certain expenses incurred by Conkwest, to fund the joint development efforts of the parties. The research credit payment will be paid in the form of a full-time employee expense credit by the Company to Conkwest for Conkwest’s portion of any development costs and laboratory costs for maintaining a laboratory on the Company’s premises.

For each cell line or product to be developed by the parties pursuant to the Development and License Agreement, one party (the “Primary Party”) will have the right and authority to initiate and control the development, testing, regulatory approval or commercialization of such cell line or product, including the right to license and sublicense all applicable intellectual property rights with respect thereto. The Primary Party will also bear all costs associated with the development of the applicable cell line or product. The Company and Conkwest will split any revenue generated by such cell line or product, and any costs associated with obtaining a license to any necessary third party intellectual property rights, in accordance with the terms of the Development and License Agreement. The ratio of such split between the parties is conditioned on the stage of development of the cell line or product and is subject to adjustment in certain circumstances.

In accordance with the terms of the Development and License Agreement, Conkwest granted to the Company, and the Company granted to Conkwest, a non-exclusive, worldwide, royalty-free right and license under all Conkwest Rights and Company Rights, respectively, during the term of the Development and License Agreement to develop, test, seek regulatory approval for and/or commercialize cell lines and products to be mutually agreed upon by the parties that incorporate the Conkwest Rights and Company Rights.

The Development and License Agreement also provides that as long as the Company holds at least 250,000 shares of common stock of Conkwest (the “Conkwest Common Stock”), the Company will have the right to appoint one individual (the “Designee”) to observe meetings of the Board of Directors of Conkwest (the “Conkwest Board”). The Designee would be given a voting right on the Conkwest Board if certain conditions are met. Henry Ji, Ph.D., the Chief Executive Officer of the Company, will be appointed as the initial Designee.

Each of the Company and Conkwest has the right to terminate the Development and License Agreement if the other party is dissolved, becomes insolvent or is in default of any of its material obligations under the Development and License Agreement, which default is not cured within a specified period of time following notice by the non-defaulting party. Upon termination, all Conkwest Rights and Company Rights existing as of the date of the Development and License Agreement will be returned to Conkwest and the Company, respectively, subject to certain exceptions.

The foregoing description of the Development and License Agreement does not purport to be a complete description of all of the terms of the Development and License Agreement and is qualified in its entirety by reference to the full text of the Development and License Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31,

2014 (the “Form 10-K”). Certain terms of the Development and License Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Development and License Agreement to be filed as an exhibit to the Form 10-K pursuant to a Confidential Treatment Request that the Company plans to submit to the SEC at the time of the filing of the Form 10-K.

Private Placement

Subscription and Investment Agreement

On December 18, 2014, the Company and Conkwest entered into a Subscription and Investment Agreement (the “Subscription Agreement”), pursuant to which Conkwest issued and sold to the Company an aggregate of 2,153,846 shares of Conkwest Common Stock at a price per share of $3.25 for an aggregate purchase price of $7,000,000 (the “Private Placement”). Prior to the Private Placement, the Company purchased an aggregate of 307,692 shares of Conkwest Common Stock at a price per share of $3.25 for an aggregate purchase price of $1,000,000.

Pursuant to the terms of the Subscription Agreement, immediately prior to the effective date of a firm commitment underwritten initial public offering of the Conkwest Common Stock pursuant to an effective registration statement on file with the SEC (the “Qualified IPO”), the Company is obligated to purchase an aggregate of $1,000,000 in additional shares of Conkwest Common Stock (the “IPO Shares”) at the public offering price per share of the Conkwest Common Stock in such initial public offering.

Registration Rights Agreement

In accordance with the terms of the Subscription Agreement, the Company and Conkwest entered into a Registration Rights Agreement on December 18, 2014 (the “Registration Rights Agreement”) pursuant to which Conkwest is obligated to, after consummation of the Qualified IPO and upon the written request of the holders of at least 50.1% of the IPO Shares, prepare and file with the SEC a registration statement (the “Registration Statement”) to register for resale the IPO Shares as soon as practicable. Conkwest also may be required to effect certain registrations to register for resale the IPO Shares and the shares of Conkwest Common Stock previously purchased by the Company in connection with certain “piggy-back” registration rights granted to the holders of such shares pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01. Other Events.

On December 19, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the Development and License Agreement and the Company’s purchase of the Conkwest Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Subscription and Investment Agreement, dated as of December 18, 2014, by and between Conkwest, Inc. and Sorrento Therapeutics, Inc.

10.2	Form of Registration Rights Agreement, dated as of December 18, 2014, by and between Conkwest, Inc. and Sorrento Therapeutics, Inc.

99.1	Press release issued by Sorrento Therapeutics, Inc. on December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 19, 2014	By:	/s/ Richard Vincent
Name: Richard Vincent
Title: Executive Vice President, Chief Financial Officer and Secretary